EXHIBIT 99.1

Dime Community Bancshares Declares Quarterly Cash Dividend for

Common Stock

Hauppauge, NY – December 17, 2025 – Dime Community Bancshares, Inc. (Nasdaq: DCOM) (the “Company”) announced that its Board of Directors declared a quarterly cash dividend of $0.25 per share of Common Stock, payable on January 23, 2026 to common stockholders of record as of January 16, 2026. The Company continues its trend of uninterrupted dividends.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $14 billion in assets and the number one deposit market share among community banks on Greater Long Island (1).

Dime Community Bancshares, Inc.
Investor Relations Contact:
Avinash Reddy
Senior Executive Vice President – Chief Operating Officer and Chief Financial Officer
Phone: 718-782-6200; Ext. 5909
Email: avinash.reddy@dime.com

 ¹ Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.

FORWARD-LOOKING STATEMENTS

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated.